UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2024

SEALED AIR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-12139	65-0654331
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2415 Cascade Pointe Boulevard
Charlotte North Carolina	28208
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (980)-221-3235

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.10 per share	SEE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Officer

On May 30, 2024, Sealed Air Corporation (the “Company”) and Tobias Grasso, Jr., President, Americas of the Company, mutually agreed that Mr. Grasso will be stepping down from his current position as an executive officer effective June 4, 2024, and continue to serve in an advisory role through July 1, 2024.  There are no changes to the severance that Mr. Grasso is entitled to receive pursuant to the Sealed Air Corporation Executive Severance Plan (the “Plan”).

Amendment and Restatement of Executive Severance Plan

On June 1, 2024, the People and Compensation Committee of the Board of Directors of the Company approved an amendment and restatement of the Plan to include CEO severance arrangements as follows:

•	In the event of a termination without cause or by the CEO for good reason not in connection with a change in control, the CEO will receive:

o	cash severance in an amount equal to two (2) times the sum of the CEO’s annual base salary plus target annual bonus, payable in an immediate lump sum;

o	a pro rata bonus for the year in which the involuntary termination occurs based on actual performance results for the year and payable at the same time bonuses for the year are otherwise paid; and

o
a payment equal to 24 times the then applicable employee cost for monthly premiums for medical, prescription and dental benefits under the Company plans based on the CEO’s then applicable election, payable in an immediate lump sum.

•	In the event of a termination without cause or by the CEO for good reason in connection with a change in control, the CEO will receive

o	cash severance in an amount equal to two and one half (2.5) times the sum of the CEO’s annual base salary plus target annual bonus, payable in an immediate lump sum;

o
a pro rata bonus for the year in which the involuntary termination occurs, based on the greater of assumed target performance or actual performance measured through the end of the calendar quarter preceding the change in control, payable in an immediate lump sum;

o
a payment equal to 24 times the then applicable employee cost for monthly premiums for medical, prescription and dental benefits under the Company plans based on the CEO’s then applicable election, payable in an immediate lump sum; and

o	full vesting of all outstanding equity compensation awards, consistent with the terms that apply to other participants in the Plan.

The eligibility for severance for the CEO under the Plan remains subject to all other terms and conditions of the Plan, including the requirements that the CEO provide a release of claims and comply with certain post-employment covenants.

No changes were made to the severance benefits for non-CEO participants in the Plan.

The foregoing summary of the terms and conditions of the Plan is not a complete discussion of the document. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Plan included as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
10.1	Sealed Air Corporation Executive Severance Plan (as amended and restated effective June 1, 2024).
104	Cover Page Interactive Data File (formatted as Inline XBRL and embedded within document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SEALED AIR CORPORATION

	By:	/s/ Angel S. Willis
	Name:	Angel S. Willis
	Title:	Vice President, General Counsel and Secretary
(Duly Authorized Officer)
Date: June 4, 2024